EXHIBIT # 10.47

                             AMENDMENT NO. 1 TO THE
                     12% CONVERTIBLE SECURED PROMISSORY NOTE

          This Amendment No. 1 to the 12% Convertible Secured Promissory Note, dated as of July 31, 2003 (this "Amendment"), is to the 12% Convertible Secured Promissory Note, dated _________________, 2003 in the principal amount of $__________________(the "Note"), issued by Molecular Diagnostics, Inc., a Delaware corporation (the "Company") to _______________________ ("Investor").

                                   WITNESSETH

          WHEREAS, Investor purchased the Note from the Company in connection with a bridge financing in the aggregate principal amount of up to $4,000,000;

          WHEREAS, Investor purchased the Note from the Company pursuant to certain financing documents, including a Note Subscription Agreement, Indenture, Security Agreement, Collateral Sharing Agreement, Warrant to Purchase Shares of Common Stock and the Note (collectively, the "Financing Documents");

          WHEREAS, pursuant to the terms of the Financing Documents, the total outstanding principal balance and accrued and unpaid interest on the Note were due July 31, 2003;

          WHEREAS, pursuant to and in compliance with the provisions of Section 17 of the Note, the Company and Investor desire to amend the Note as hereinafter set forth.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Investor agree as follows:

     1. The first two sentences of Section 1 shall be deleted and replaced in their entirety with the following:

          "The unpaid principal balance of this Note shall bear simple interest at the rate of twelve percent (12%) per annum from the date hereof until July 31, 2003. After July 31, 2003, the unpaid principal balance of this Note shall bear simple interest at the rate of fifteen percent (15%) per annum."

     2. Section 2 is amended by deleting the date "July 31, 2003" and inserting the new date of "July 31, 2004."

     3. Investor hereby waives any Events of Defaults by the Company under the Financing Documents.

     4. Capitalized terms not defined herein shall have the meanings given to them in the Financing Documents.

     5. This Amendment may be executed in counterparts and each such counterpart shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the 31st day of July, 2003.

                                        MOLECULAR DIAGNOSTICS, INC.


                                        By: _______________________________

                                        Name: _____________________________

                                        Title: ____________________________



                                        INVESTOR


                                        ___________________________________